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                                  Exhibit 23.4

                        Consent of Independent Accountant
                             Jay J. Shapiro, C.P.A.

                  I consent to the inclusion in this registration statement on Form S-3 through the incorporation by reference of my report dated March 20, 1996 on my audit of the financial statements of Gazelle Technologies, Inc. and affiliates for the period from March 1, 1995 to August 24, 1995, and my report dated October 31, 1995 for the fiscal years ended February 28, 1995, 1994 and 1993.


/s/ Jay J. Shapiro, C.P.A.
June 30, 1996